EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of April, 1997 (the "Effective Date"), by and between ISOLYSER COMPANY, INC., a Georgia corporation (hereinafter the "Company"), and DAN R. LEE (hereinafter the "Employee").

                                    RECITALS:

         R-1.  The  Company  develops,   manufactures  and  markets  disposable,
specialty and safety products for use in medical, industrial and commercial markets.

         R-2.     The Company's markets are worldwide.

         R-3. The Company maintains certain trade secrets and confidential information which is proprietary to the Company, the disclosure or exploitation of which would cause significant damage to the Company.

         R-4. The Company desires to employ the Employee, and the Employee desires to accept such employment, for which purposes each of the Company and the Employee desire to enter into this Agreement to set forth and clarify certain of the terms and conditions relevant to such employment.

         NOW, THEREFORE, in consideration of the recitals, the covenants and agreements herein contained and the benefits to be derived herefrom, the parties, intending to be legally bound, agree as follows:

         1. RECITALS. The recitals set forth above constitute part of this Agreement and are incorporated herein by this reference.

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         2.  EMPLOYMENT.  From and after the date hereof and for the term herein provided, the Company agrees to employ the Employee, and the Employee accepts such employment with the Company upon the terms and conditions hereinafter set forth.

         3. TERM. The Employee's employment shall commence on the Effective Date and, subject to Section 8 of this Agreement, shall continue through the third anniversary of the Effective Date.

         4. DUTIES. The Employee agrees that: (a) he shall devote his full working time and attention to the business of the Company and its affiliated companies; and (b) he will perform all of his duties pursuant to this Agreement faithfully and to the best of his abilities.

         5. COMPENSATION. As full compensation for all services rendered by the Employee pursuant to this Agreement and as full consideration for all of the terms of this Agreement, the Employee shall receive from the Company during his employment under this Agreement the base salary, bonuses and fringe benefits described below.

            (a) BASE SALARY. For all services rendered pursuant to this Agreement, the Company shall pay or cause to be paid to the Employee an annual base salary of $150,000. The annual salary may be increased from time to time during the term of this Agreement in the discretion of the Company. The base salary shall be payable in accordance with the customary practices of the Company for payment of its employees, but in any event, in installments not less frequently than once monthly.

            (b) BONUS COMPENSATION. To the extent that the Company shall establish, from time to time in its discretion, bonus compensation plans for the benefit of all of its management level employees, the Employee shall be entitled to participate in such bonus compensation plans in accordance with the terms and provisions established by the Company.

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            (c) FRINGE  BENEFITS.  The Company has adopted,  or may from time to time adopt, policies in respect to fringe benefits for its management level employees in the nature of health and life insurance, holidays, vacation, sick leave policies, disability and other matters. The Company covenants and agrees that the Employee shall be entitled to participate in any such fringe benefit policies adopted by the Company to the same extent that such fringe benefits shall be available to and for the benefit of all other management level employees.

            (d) TAX WITHHOLDINGS AND OTHER DEDUCTIONS. The Company shall have the right to deduct from the base salary and any additional compensation payable to the Employee all amounts required to be deducted and withheld in accordance with social security taxes and all applicable federal, state and local taxes and charges as may now be in effect or which may be hereafter enacted or required as charges on the compensation of the Employee. The Company shall also have the right to offset from the base salary and any additional compensation payable to the Employee any loan or other amounts owed to the Company by the Employee.

         6. WORKING FACILITIES. The Company, at its own expense, shall furnish the Employee with office, working space and such equipment as may be reasonably necessary for the Employees's performance of his or her duties.

         7. EXPENSES. The Employee is required as a condition of employment to incur ordinary, necessary and reasonable expenses for the promotion of the business of the Company and its affiliates and subsidiaries, including expenses for entertaining, travel and similar items. The Employee is authorized to incur reasonable expenses in connection with such business, including travel and entertainment expenses, fees for seminars and courses, and expenses incurred in attendance at executive meetings and conventions. If paid by the Employee, upon presentation by the Employee of an itemized account of such expenditures in a manner satisfactory to the Company, the Employee shall be entitled to receive reimbursement for these

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expenses,  subject to policies that may be established  from time to time by the
Company. It is intended by the Company and the Employee that all expenses incurred pursuant to this paragraph are to be ordinary and necessary business expenses.

         8.  TERMINATION.   The  Employee's  employment  may  be  terminated  in
accordance with the provisions of this section. The provisions for termination are as follows:

            (a) DEATH OR DISABILITY. The Employee's employment shall be terminated upon the death or total disability of the Employee (total disability meaning the failure of the Employee to perform his or her duties and responsibilities hereunder in the manner and to the extent required by this Agreement for a period of 90 consecutive days by reason of the Employee's mental or physical disability as determined by the Company, which determination, in the absence of a showing of bad faith, shall be conclusive upon the Employee).

            (b) TERMINATION FOR CAUSE. The Employee's employment may be terminated by the Company for cause, which for purposes of this Agreement shall be limited solely to a determination by the Board of Directors that any of the following has occurred: (i) the Employee's material failure or refusal to comply with the policies, standards and regulations of the Company from time to time reasonably established and fairly administered by the Company, (ii) a material breach by the Employee of the terms of Section 9 of this Agreement, (iii) a material breach by the Employee of any of the other terms of this Agreement, or
(iv) the indictment or conviction of the Employee for any felony, the conviction of the Employee for a misdemeanor involving the misuse of funds, or the adjudication by a court that the Employee engaged in willful misconduct in connection with the activities of the Company.

            (c) TERMINATION WITHOUT CAUSE. The Employee's employment may be terminated by the Company without cause; provided, that, in the event of any termination of the Employee's employment under this paragraph (c), the Employee shall be entitled to receive the

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base salary as set forth in Section 5(a) hereof for the  remaining  term of this
Agreement payable at the Company's election either in a lump sum (present valued at a discount rate of 10%) or as otherwise payable under Section 5(a). The Company's obligation to make payments under this paragraph shall cease and terminate in the event of any breach by the Employee of any of the provisions of
Section 9 of this Agreement. The Company may require, as a condition precedent to making any payments under this paragraph to the Employee, that the Employee execute a customary release and covenant not to sue in favor of the Company. Any payments under this Section 8(c) shall be subject to Section 5(d).

         9. PROTECTIVE COVENANTS; REMEDIES.

            (a) PROPERTY RIGHTS. The Employee acknowledges and agrees that all records of the accounts of customers, lists, prospect lists, prospect reports, vendor lists, samples, desk calendars, briefcases, day timers, notebooks, computers, computer records and software provided by the Company or any subsidiary or affiliate of the Company (collectively, the "Company Group"), policy and procedure manuals, price lists, catalogs, premises keys, written methods of pricing, lists of needs and requirements of customers, written methods of operation of the Company Group, manufacturing techniques, financial records and any other records and books relating in any manner whatsoever to the customers of the Company Group or its business, whether prepared by the Employee or otherwise coming into the Employee's possession, are the exclusive property of the Company Group regardless of who actually purchased or prepared the original book, record, list or other property. All such books, records, lists or other property shall be immediately returned by the Employee to the Company upon any termination of employment.

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            (b)  NON-DISCLOSURE  OF  CONFIDENTIAL   INFORMATION.   The  Employee
acknowledges that through formal and informal training by the Company Group, the Employee will become familiar with, among other things, the following:

                  Any scientific or technical information, design, process, procedure, formula or improvement that is secret and of value, and information including, but not limited to, technical or nontechnical data, formula, patterns, compilations, programs, devices, methods, techniques, drawings, processes and financial data, which the Company takes reasonable efforts to protect from disclosure, and from which the Company derives actual or potential economic value due to its confidential nature (the foregoing being hereinafter collectively referred to as the "Confidential Information").

            The Employee acknowledges that use of such Confidential Information will give the Employee an unfair competitive advantage over the Company Group in the event that the Employee should go into competition with the Company Group and agrees that during the term of this Agreement and for a period of two (2) years subsequent to the termination of employment for any reason, the Employee will not disclose to any person, or utilize for the Employee's benefit, any of the Confidential Information. The Employee acknowledges that such Confidential Information is of special and peculiar value to the Company; is the property of the Company Group, the product of years of experience and trial and error; is not generally known to the Company Group's competitors; and is regularly used in the operation of the Company Group's business. The Employee acknowledges and recognizes that applicable law prohibits disclosure of confidential information and trade secrets indefinitely (i.e., without regard to the two year period described in this paragraph), and the Company has the right to require the Employee to comply with such law in addition to the Company's rights under this paragraph.

            (c) NON-INTERFERENCE WITH EMPLOYEES. The Employee agrees not to solicit, entice or otherwise induce any employee of the Company Group to leave the employ of the

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Company Group for any reason whatsoever, and not to otherwise interfere with any contractual or business relationship between the Company Group and any of its employees for two (2) years from the termination of the Employee's employment.

            (d) NON-SOLICITATION OF CUSTOMERS. Until the latter of (i) the third anniversary of the Effective Date of this Agreement and (ii) the date that is two (2) years subsequent to the termination hereof for any reason other than under Section 8(c) of this Agreement, the Employee agrees that the Employee will not, within the United States of America (the "Territory"), which the parties agree shall be the territory from which the Employee shall primarily render services, for the Employee's own benefit or on behalf of any other person, partnership, company or corporation, contact any customer or customers of the Company Group who the Employee called upon while employed by the Company, for the purpose of developing, manufacturing or selling disposable, specialty or safety products for use in the medical, industrial or commercial markets (collectively, the "Business").

            (e) NON-COMPETITION. Until the latter of (i) the third anniversary of the Effective Date of this Agreement and (ii) the date that is two (2) years subsequent to the termination hereof for any reason other than under Section 8(c) of this Agreement, the Employee agrees that the Employee will not within the Territory, either directly or indirectly on his own behalf or in the service of others, in any capacity that involves duties similar to the duties of the Employee hereunder, engage in the Business.

            (f) ACKNOWLEDGMENT REGARDING PROTECTIVE COVENANTS. The Employee acknowledges that the Employee has read and understands the terms of this Agreement, that the same was specifically negotiated, and that the protective covenants agreed upon herein are necessary for the protection of the Company Group's business as a result of the business secrets that will be disclosed during the employment. Further, the Employee acknowledges that the

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Company  would not employ  the  Employee  without  the  specifically  negotiated protective covenants herein stated.

            (g) REMEDIES. In addition to any other rights and remedies which are available to the Company, with respect to any breach or violation of the protective covenants set forth herein, it is recognized and agreed that the Company shall be entitled to obtain injunctive relief which would prohibit the Employee from continuing any breach or violation of such protective covenants.

         10. DISPUTES. Any controversy or claim arising out of or relating to the employment relationship between the Company and the Employee shall be settled by arbitration in accordance with the laws of the State of Georgia by three arbitrators, one of whom shall be appointed by the Company, one by the Employee and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Atlanta, Georgia. Such arbitration shall be conducted in the City of Atlanta, Georgia in accordance with the rules of the American Arbitration Association, except as otherwise provided in this paragraph. Judgment upon the award entered by the arbitrators may be entered in a court having jurisdiction thereof. The party or parties against whom an arbitration award shall be entered shall pay the other party's reasonable attorneys' fees and reasonable costs and expenses in connection with the enforcement of its rights under this Agreement unless and to the extent the arbitrators determine that under the circumstances recovery by the prevailing party of all or any part of such fees and costs would be unjust.

         11. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by registered or certified mail, return receipt

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requested,  in the case of the Company,  to the principal office of the Company, and in the case of the Employee, to the Employee's last known residence address.

         12. CONSTRUCTION. This Agreement shall be governed and interpreted in accordance with the laws of the State of Georgia. The waiver by any party hereto of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

         13. MODIFICATION; ASSIGNMENT. This Agreement may not be changed except by written agreement duly executed by the parties hereto. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement, being for the personal services of the Employee, shall not be assignable or subject to anticipation by the Employee.

         14. SEVERABILITY. Each provision of this Agreement shall be considered severable. If for any reason any provisions herein are determined to be invalid or unenforceable, this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted, and such invalidity or unenforceability shall not impair or otherwise affect the validity of the other provisions of this Agreement. Moreover, the parties agree to replace such invalid provision with a substitute provision that will correspond to the original intent of the parties.

         15. NUMBER OF AGREEMENTS. This Agreement may be executed in any number of counterparts, each one of which shall be deemed an original.

         16. PRONOUNS. The use of any word in any gender shall be deemed to include any other gender and the use of any word in the singular shall be deemed to include the plural where the context requires.

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         17.  HEADINGS.  The section  headings  used in this  Agreement  are for convenience only and are not to be controlling with respect to the contents thereof.

         18. ENTIRE AGREEMENT. This Agreement contains the complete and exclusive statement of the terms and conditions of the Employee's employment by the Company, and there exists no other inducement or consideration between the Company and the Employee relative to the employment contemplated by this Agreement. All prior agreements relative to the subject matter of this Agreement are terminated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.


ISOLYSER COMPANY, INC.


By:___________________________               ___________________________________
   Its:_______________________               DAN R. LEE



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